UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2008

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

On March 10, 2008, the Compensation Committee (the "Committee") of the Company’s Board of Directors took the following actions with respect to the incentive compensation programs applicable to executive officers of the Company.

The Company has two bonus plans which apply to executive officers, the Senior Executive Annual Performance Plan (the "Senior Executive Plan") and the Executive Annual Performance Plan (the "Executive Plan"). The Committee designated Kerrii B. Anderson, Chief Executive Officer and President, as the participant in the Senior Executive Plan for fiscal 2008. In addition, the Committee approved the 2008 performance objectives under the Senior Executive Plan. The Committee determined that the 2008 performance objectives for Mrs. Anderson under the Senior Executive Plan will be based on, and allocated, as follows: (a) 70% of the incentive award opportunity will be based on the extent to which the Company meets or exceeds specified earnings before interest, taxes, depreciation and amortization (EBITDA) goals for fiscal 2008, and (b) 30% of the incentive award opportunity will be based on the extent to which the Company meets or exceeds specified net income goals for fiscal 2008. The Company’s actual performance regarding EBITDA and net income goals discussed in objectives (a) and (b) above will be determined by disregarding the impact of (i) discontinued operations, (ii) severance costs or other charges incurred in connection with the Company’s initiative to reduce its overhead as part of an organizational restructuring of the Company, and related costs of outside consultants and advisors, (iii) costs associated with the termination of the Company’s qualified pension plans, (iv) new accounting standards or interpretations issued in 2008, (v) costs related to operations and decisions of the Special Committee including costs of outside consultants and advisors and other expenses incurred to implement or resulting from decisions of the Special Committee, (vi) gains, losses, costs or charges resulting from changes approved by the Board of Directors to the franchisee remodel program from the program used for the 2008 budget as discussed at the January 31, 2008 Board meeting, (vii) gains, losses, costs or charges resulting from refranchising company restaurants other than the refranchising assumed for the 2008 budget as discussed at the January 31, 2008 Board meeting, and (viii) gains, losses, costs or charges resulting from any capital restructuring the Company may implement in 2008, including without limitation an asset securitization or sale/leaseback transaction (irrespective of whether such restructuring or transaction occurs as a result of decisions of the Special Committee). The target award opportunity for Mrs. Anderson is 100% of her current base salary and the maximum award opportunity is 150% of the target award opportunity.

Under the Executive Plan, the Committee establishes performance objectives and the Chief Executive Officer determines the participants and the individual award opportunities for those participants in consultation with the Committee. Each of the Company’s executive officers (other than the Chief Executive Officer) will be participants in the Executive Plan for 2008. The Committee determined that the 2008 performance objectives for participants under the Executive Plan will be based on, and allocated, as follows: (a) 50% of the incentive award opportunity will be based on the extent to which the Company meets or exceeds specified earnings before interest, taxes, depreciation and amortization (EBITDA) goals for fiscal 2008, (b) 30% of the incentive award opportunity will be based on the extent to which the Company meets or exceeds specified net income goals for fiscal 2008, and (c) 20% of the incentive award opportunity will be based on attainment of individual performance objectives. The Company’s actual performance regarding EBITDA and net income goals discussed in objectives (a) and (b) will be determined by disregarding the impact of the same items as described above for the Senior Executive Plan. The target award opportunities for participants range from 40% to 70% of base salary and the maximum award opportunity is 150% of the target award opportunity.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

March 14, 2008	By:	Leon M. McCorkle, Jr.

Name: Leon M. McCorkle, Jr.
Title: Executive Vice President, General Counsel and Secretary